Exhibit 5.1

October 26, 2005	60 STATE STREET
BOSTON, MA 02109
Idenix Pharmaceuticals, Inc.	+1 617 256 6000
60 Hampshire Street	+1 617 256 5000 fax
Cambridge, MA 02139	wilmerhale.com
Re:      Prospectus Supplement to Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-127710) (the “Initial Registration Statement”) filed by Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, $0.001 par value per share (the “Common Stock”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000; (ii) the Registration Statement on Form S-3 (File No. 333-129213) (the “Secondary Registration Statement”, and together with the Initial Registration Statement, the “Registration Statements”) filed by the Company with the Commission under Rule 462(b) of the Securities Act for the registration of shares of Common Stock which may be issued from time to time at an initial offering price not to exceed $33,999,999; and (iii) the prospectus supplement, dated October 25, 2005, included in the Initial Registration Statement (the “Prospectus Supplement”) relating to the issue and sale of up to 9,350,914 shares of Common Stock of the Company (the “Shares”), of which 7,278,020 Shares will be sold by the Company and 2,072,894 Shares will be sold by certain stockholders of the Company (the “Selling Stockholders”) (including 1,130,387 issuable upon exercise of an over-allotment option granted by the Selling Stockholders to the Underwriters (as defined below)).
The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and Morgan Stanley & Co. Incorporated and Bear Stearns & Co., Inc., as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), which has been filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated October 25, 2005, as filed with the Commission on the date hereof.
We are acting as counsel for the Company in connection with the issue and sale by the Company and sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statements and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Idenix Pharmaceuticals, Inc.
October 26, 2005

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders’ Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.
Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statements are in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
Wilmer Cutler Pickering
Hale and Dorr LLP
By:  /s/  Susan W. Murley
        Susan W. Murley, Partner